SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ----------------

                                  July 26, 2001
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                           MAXCOR FINANCIAL GROUP INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                        0-25056                 59-3262958
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                             Two World Trade Center
                               New York, New York
                             ----------------------
                    (Address of Principal Executive Offices)


                                     10048
                                   ----------
                                   (Zip Code)


                                 (212) 748-7000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                   ------------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)





                         The Exhibit Index is on Page 4

                               Page 1 of 9 Pages
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Item 5.  Other Events

         On July 26, 2001, the Registrant executed an amendment, dated July 26, 2001 (the "Amendment"), to the Rights Agreement, dated as of December 6, 1996, between the Registrant and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agreement"). The Amendment changes the definition of the term "Acquiring Person" contained in the Rights Agreement so as to permit the Registrant's Chief Executive Officer (who has, as a result of stock repurchases made by the Registrant through the date of the Amendment become the beneficial owner, for purposes of the Rights Agreement, of more than 15% of the Registrant's outstanding common stock) the flexibility to acquire beneficial ownership of additional shares of the Registrant's common stock representing up to 5% of the shares outstanding as of the date of the Amendment (which was 7,090,824 shares) without becoming an Acquiring Person, instead of the limitation of up to 1% of such shares that would apply in the absence of the Amendment.

         On July 26, 2001, the Registrant also issued a press release announcing that the Registrant's Board of Directors had authorized a further expansion of the Registrant's existing stock repurchase program by up to an additional 709,082 shares, or 10% of the Registrant's currently outstanding common stock. This authorization was in addition to the original May 2000 repurchase authorization of 833,744 shares (10% of the Registrant's outstanding common stock at that time) and an additional January 2001 repurchase authorization of 787,869 shares (10% of the Registrant's outstanding common stock at that time), both of which, as of July 26, 2001, had been completely utilized.

         As has been the case with each repurchase authorization, purchases of the Registrant's common stock will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. All purchases are subject to the availability of shares at prices which are acceptable to the Registrant and, accordingly, there is no guarantee as to the timing or number of shares to be repurchased.

         The same press release also announced that the Registrant had achieved record-high total net income of $2.72 million, or $.35 per share, for its second quarter ended June 30, 2001, with revenue growth of approximately 22% over the comparable period in 2000.

         The summary of the Amendment above is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 4.6a and is incorporated herein by reference. The registrant's press release announcing the matters described above is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

4.6a Amendment No. 1, dated July 26, 2001, to Rights Agreement, dated as of December 6, 1996, between the Registrant and Continental Stock Transfer & Trust Company, as rights agent.

99.1     Press Release, dated July 26, 2001.

                               Page 2 of 9 Pages

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MAXCOR FINANCIAL GROUP INC.



                                     By: /s/ GILBERT SCHARF
                                         ----------------------------
                                         Name: Gilbert Scharf
                                         Title: Chairman of the Board, President
                                         and Chief Executive Officer


Date: July 27, 2001


                               Page 3 of 9 Pages

                                  EXHIBIT INDEX


Exhibit No.                       Description                           Page No.
-----------                       -----------                           --------

4.6a            Amendment No. 1, dated July 26, 2001, to Rights             5
                Agreement, dated as of December 6, 1996, between the Registrant and Continental Stock Transfer & Trust
                Company, as rights agent

99.1            Press Release, dated January 26, 2001                       7



                               Page 4 of 9 Pages
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